                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                    TRANSITION PERIOD ENDED DECEMBER 31, 2000


                                         State or                Percentage
                                       Jurisdiction               of Voting
Subsidiaries                         OF INCORPORATION         SECURITIES OWNED
------------                         ----------------         ----------------

AiC Analysts Limited                  United Kingdom               100.0%

Sequoia NET.com                       Michigan                     100.0%










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